UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 24, 2025, SOBR Safe, Inc., a Delaware corporation (the “Company”), entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $2,000,002.20, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.  H.C. Wainwright & Co., LLC (“HCW”), acted as the exclusive placement agent for the Private Placement, which closed on December 29, 2025 (the “Closing”).

As part of the Private Placement, the Company issued an aggregate of (i) 370,000  shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 920,324 shares of Common Stock, (iii) Series C Warrants to purchase up to 1,290,324 shares of Common Stock (each a “Series C Warrant”), and (iv) Series D Warrants to purchase up to 1,290,324 shares of Common Stock (each a “Series D Warrant” and with the Pre-Funded Warrants and Series C Warrants, the “Warrants”)) at a purchase price of $1.55 per share and accompanying Series C Warrant and Series D Warrant and $1.5499 per Pre-Funded Warrant and accompanying Series C Warrant and Series D Warrant.

The Warrants are exercisable upon issuance, subject to certain limitations. Each Pre-Funded Warrant is immediately exercisable at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full.  Each Series C Warrant is immediately exercisable for one share of Common Stock at a price per share of $1.30 for a five-year period after the Effective Date, as defined in the Purchase Agreement.  Each Series D Warrant is immediately exercisable into one share of Common Stock at a price per share of $1.30 for a 24-month period after the Effective Date. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In addition, upon a fundamental transaction, a holder of the Series C Warrants and Series D Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value, as described in such warrants.

Under the Purchase Agreement, the Company agreed, subject to certain exceptions, not to offer, sell, or issue any equity of the Company for 45 days after the Effective Date, and not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement) for one year after the Effective Date.

In connection with the completion of the Offering, the Company also paid an aggregate cash tail fee equal to $33,333 to Aegis Capital Corp.

Placement Agent Agreement

On December 22, 2025, the Company entered into a letter of engagement (the “Placement Agent Agreement”) with HCW, pursuant to which HCW agreed to serve as the exclusive placement agent for the Company in connection with the Private Placement.  In connection with the Private Placement, the Company agreed to pay HCW a cash placement fee equal to 7.5% of the gross cash proceeds received at Closing, to pay for expenses of HCW’s legal counsel up to an aggregate amount of $25,000 and non-accountable expenses of $10,000.  In addition, HCW is entitled to a 7.5% cash fee of gross cash proceeds received upon exercise of the Warrants, as well as a 1.0% cash management fee of gross cash proceeds received upon exercise of the Warrants.

HCW is further entitled to warrants to purchase that number of shares of Common Stock equal to 7.5% of the aggregate number of shares of Common Stock (or Common Stock equivalent, if applicable) placed in each offering. Such warrants will have a term of five years and an exercise price equal to 125% of the offering price per share, or unit if applicable.  In addition, HCW is entitled to warrants to purchase that number of shares of Common Stock equal to 7.5% of the aggregate number of such shares of Common Stock underlying the Warrants which have been exercised.  In the Private Offering, HCW received warrants to purchase up to 96,774 shares of Common Stock at an exercise price of $1.9375 (the “Placement Agent Warrants”), which are immediately exercisable with a term of five years after the Effective Date.

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Registration Rights Agreement

On December 24, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company has undertaken to file a resale registration statement covering all of the shares of Common Stock, shares underlying the Warrants, and shares underlying the Placement Agent Warrants.  Pursuant to the Registration Rights Agreement, the Company shall file the resale registration statement within twenty (20) calendar days after the execution of the Registration Rights Agreement, and the resale registration statement shall be effective within 60 calendar days following the execution date of the Registration Rights Agreement (or, in the event of a full review by the United States Securities and Exchange Commission (the “SEC”), 90 calendar days following the execution date of the Registration Rights Agreement).

The foregoing description of the Purchase Agreement, Pre-Funded Warrants, Series C Warrants, Series D Warrants, Registration Rights Agreement, Placement Agent Agreement and Placement Agent Warrants is qualified in its entirety by reference to the full text of those agreements, a form of each of which is filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information related to the Purchase Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02.  The securities in connection with the Private Placement will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.  In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law. Such securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares of common stock contain a legend stating the same.

Item 7.01. Regulation FD Disclosure.

On December 24, 2025, the Company sent out a press release announcing the Private Placement. The full text of the press release referenced herein is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

On December 29, 2025, the Company sent out a press release announcing the closing of the Private Placement. The full text of the press release referenced herein is furnished hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Securities Purchase Agreement
10.2	Form of Pre-Funded Warrant
10.3	Form of Series C Warrant
10.4	Form of Series D Warrant
10.5	Form of Registration Rights Agreement
10.6	Placement Agent Agreement
10.7	Form of Placement Agent Warrant
99.1	Press release dated December 24, 2025
99.2	Press release dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: December 30, 2025	By:	/s/ Chris Whitaker
Chris Whitaker, Chief Financial Officer

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